Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier Senior Vice President, Corporate Development 703-218-8258 joe.cormier@mantech.com	Mark Root Executive Director, Corporate Communications 703-218-8397; cell: 571-259-1169 mark.root@mantech.com

ManTech Reports 2009 Third Quarter Results

•	Revenue of $515 million, up 6% over third quarter 2008

•	Operating income of $46.4 million, up 15% over third quarter 2008

•	Net income of $29.2 million, up 23% over third quarter 2008

•	Diluted earnings per share of $0.81, up 21% over third quarter 2008

•	Contract awards of $456 million in the third quarter (Over 50% new or add-on business)

•	Record funded backlog of $1.3 billion based on positioning in programs of vital national interest

•	Net cash position of approximately $52 million as of September 30, 2009, up from $40 million net debt position as of December 31, 2008

•	DSO of 64 days, compared to 74 days at December 31, 2008, drove operating cash flow of approximately $32 million in the third quarter

FAIRFAX, Virginia, October 28, 2009 – ManTech International Corporation (NASDAQ: MANT) today announced results for the third quarter of 2009. ManTech reported revenue of $514.6 million for the third quarter of 2009, up $28.5 million, or 6%, compared to $486.1 million for the same period in 2008. The growth was primarily a result of solid execution of the business strategy to focus on the high-end defense and intelligence markets that support our national security.

Operating income in the third quarter was $46.4 million (9.0% of revenue) up 15% compared to $40.3 million (8.3% of revenue) for the same period in 2008. Net Income in the third quarter was $29.2 million up 23% compared to $23.9 million for the same period in 2008. Diluted earnings per share were $0.81 for the third quarter, up 21% compared to $0.67 for the same period in 2008.

“Our results in the third quarter demonstrate the criticality of ManTech’s services in missions of vital importance to the nation,” said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. “We continued to generate very strong operating margins and we produced another quarter of strong cash flows. Our healthy balance sheet provides us with flexibility to fund organic growth and execute on strategic acquisitions to enhance shareholder value.”

Contract Awards and Backlog

ManTech had contract awards of $456 million in the third quarter with over 50% coming from new business or add-ons to existing contracts. Significant awards in the third quarter include:

•

$135 million five-year ID/IQ from Department of Homeland Security, National Protection and Programs Directorate Office of Infrastructure Protection (NPPD OIP) to provide a full range of management support services to the nation’s critical infrastructure and key resources (CIKR) program

•	$76 million four-year nine-month National Media Exploitation Center (NMEC) contract for IT operations and mission support

•	$23 million five-year Reliability Engineering Support Services contract from the NASA Jet Propulsion Laboratory (JPL)

ManTech has seen significant awards in the fourth quarter including:

•	Up to $99 million three-year single-award ID/IQ with Department of Homeland Security to provide program management support to the nation’s Secure Border Initiative (SBI)

“Our third quarter bookings were influenced by a large number of opportunities that were not decided during the quarter. We exited the third quarter with record funded backlog and currently have over $2 billion of bids awaiting decision, up from $1.2 billion for the same quarter in 2008. We have already seen significant fourth quarter awards that will provide organic growth momentum as we head into 2010,” said Lawrence B. Prior, President and Chief Operating Officer, ManTech International Corporation.

ManTech’s reported backlog, as of September 30, 2009, was $3.78 billion and funded backlog was a record $1.28 billion.

Key New Hires and Appointments

In September, ManTech announced the hiring of several key new executives:

•	Bill Varner – President, Mission, Cyber & Technology Solutions Group

•	Terry Ryan – President, Systems Engineering & Advanced Technology Group

•	Carlos Echalar – Executive Vice President, Human Resources

In addition, Stuart Davis, formerly Senior Vice President, Investor Relations at SAIC has joined ManTech as Executive Vice President, Strategy. In his role, Mr. Davis will oversee the Company’s strategic planning, marketing and investor relations functions.

Joseph Cormier, ManTech’s Senior Vice President, Corporate Development will transition the investor relations function to Mr. Davis to focus exclusively on ManTech’s strategic acquisition program, which he has overseen since 2005.

ManTech also announced that Melissa Hathaway, President of Hathaway Global Strategies, LLC and former Acting Senior Director for Cyberspace for the National and Homeland Security Councils, and former Senior Advisor and Cyber Coordination Executive for the Director of National Intelligence, joined ManTech’s Cyber Council to provide strategic guidance on Cybersecurity issues affecting national security.

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 64 days as of September 30, 2009. For the quarter, cash flow from operations was approximately $32 million. Total cash at the end of September was approximately $52 million, with no outstanding debt.

Company Guidance

The Company’s initial fourth quarter and updated full year 2009 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	4th Quarter 2009	Full Year 2009

Revenue	$522 - $547	$2,000 - $2,025

Net Income	$29.0 - $29.8	$111.2 - $112.0

Diluted Earnings Per Share	$0.80 - $0.82	$3.09 - $3.11

Weighted Average Shares Outstanding	36.10 million	35.95 million

Key Guidance Assumptions

•	TACOM (Countermine/JERRV) revenues of $123 million in the fourth quarter and at least $470 million for full year 2009

•	Net interest income of $60,000 in the fourth quarter and $700,000 of net interest expense for full year 2009

•	Tax rate of 38.0% for the fourth quarter and 37.5% for full year 2009

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. ET, to discuss third quarter 2009 results and answer questions. Interested parties may access the call by dialing (888) 797-2996 (domestic) or (913) 312-1488 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, November 11, 2009. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 8146922. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with approximately 8,000 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community; National Oceanic Atmospheric Administration; and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development services, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom, Operation Enduring Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and approximately 40 other countries. In 2008, BusinessWeek magazine chose ManTech for its ‘InfoTech 100’ listing representing the best performing tech companies in the world; Forbes.com named ManTech as one of the 400 Best Big Companies in the nation; and A- Space, a Web 2.0 enhanced collaboration tool that ManTech developed for the Intelligence Community was named one of the Top 50 Inventions of the Year by Time magazine. Also in 2008, GI Jobs magazine named ManTech a Top Ten Military Friendly Employer for the third year in a row. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidations; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks of financing, such as increases in interest rates and restrictions imposed by our credit agreement; risks related to an inability to obtain new or additional financing; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this press release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)
	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,830	$4,375
Receivables—net	363,972	407,248
Prepaid expenses and other	10,613	14,200

Total Current Assets	426,415	425,823

Property and equipment—net	14,857	16,563
Goodwill	488,217	479,516
Other intangibles—net	76,372	78,710
Employee supplemental savings plan assets	19,553	14,771
Other assets	5,709	6,329

TOTAL ASSETS	$1,031,123	$1,021,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$—	$44,100
Accounts payable and accrued expenses	120,688	157,407
Accrued salaries and related expenses	60,148	75,121
Billings in excess of revenue earned	8,476	8,451

Total Current Liabilities	189,312	285,079

Accrued retirement	20,517	15,930
Other long-term liabilities	7,463	7,769
Deferred income taxes—non-current	33,590	32,398

TOTAL LIABILITIES	250,882	341,176

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 22,505,771 and 21,765,004 shares issued at September 30, 2009 and December 31, 2008; 22,262,731 and 21,521,964 shares outstanding at September 30, 2009 and December 31, 2008	225	218
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,605,345 and 13,958,345 shares issued and outstanding at September 30, 2009 and December 31, 2008	136	140
Additional paid-in capital	356,545	336,454
Treasury stock, 243,040 shares at cost at September 30, 2009 and December 31, 2008	(9,114)	(9,114)
Retained earnings	435,226	352,978
Accumulated other comprehensive loss	(149)	(140)
Unearned Employee Stock Ownership Plan shares	(2,628)	—

TOTAL STOCKHOLDERS’ EQUITY	780,241	680,536

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,031,123	$1,021,712

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
REVENUES	$514,630	$486,128	$1,478,268	$1,376,170
Cost of services	425,566	407,973	1,218,112	1,155,055
General and administrative expenses	42,627	37,831	128,488	109,127

OPERATING INCOME	46,437	40,324	131,668	111,988
Interest expense	(214)	(962)	(921)	(3,573)
Interest income	45	369	161	711
Other income (expense), net	151	(223)	259	(355)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	46,419	39,508	131,167	108,771
Provision for income taxes	(17,181)	(15,644)	(48,919)	(43,078)

NET INCOME	$29,238	$23,864	$82,248	$65,693

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.82	$0.68	$2.31	$1.88

Weighted average common shares outstanding	22,092	21,297	21,867	20,819

Class B basic earnings per share	$0.82	$0.68	$2.31	$1.88

Weighted average common shares outstanding	13,637	13,958	13,741	14,076

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.81	$0.67	$2.29	$1.86

Weighted average common shares outstanding	22,427	21,755	22,176	21,279

Class B diluted earnings per share	$0.81	$0.67	$2.29	$1.86

Weighted average common shares outstanding	13,637	13,958	13,741	14,076

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Nine months ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$82,248	$65,693
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5,818	4,959
Excess tax benefits from exercise of stock options	(830)	(5,990)
Deferred income taxes	329	4,291
Depreciation and amortization	13,274	12,926
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	44,563	(2,981)
Prepaid expenses and other	4,432	1,558
Accounts payable and accrued expenses	(35,984)	32,070
Accrued salaries and related expenses	(15,331)	4,186
Billings in excess of revenue earned	25	142
Accrued retirement	(195)	(1,374)
Other	333	1,414

Net cash flow from operating activities	98,682	116,894

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,080)	(3,108)
Investment in capitalized software for internal use	(1,752)	(2,062)
Proceeds from note receivable	—	5,126
Acquisition of businesses—net of cash acquired	(13,775)	(24,608)

Net cash flow from investing activities	(18,607)	(24,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,650	20,775
Excess tax benefits from the exercise of stock options	830	5,990
Net repayment under the line of credit	(44,100)	(120,100)

Net cash flow from financing activities	(32,620)	(93,335)

NET INCREASE IN CASH AND CASH EQUIVALENTS	47,455	(1,093)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,375	8,048

CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,830	$6,955

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